Exhibit 10.60

FIRST AMENDMENT TO LEASE AGREEMENT

CHANGE OF COMMENCEMENT DATE

This First Amendment to Lease Agreement (the “Amendment”) is made and entered into December 10, 1997, by and between WHLNF Real Estate Limited Partnership, a Delaware limited partnership (“Landlord”), and InVision Technologies, Inc., a Delaware corporation (“Tenant”), with reference to the following facts:

RECITALS

A.  Landlord and Tenant have entered into that certain Lease Agreement dated February 11, 1997 (the “Lease”), for the leasing of certain premises containing approximately 95,245 rentable square feet of space located at 7151 Gateway Boulevard, Newark, California (the “Premises”) as such Premises are more fully described in the Lease.

B.   Landlord and Tenant wish to amend the Commencement Date of the Lease.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.   Recitals:  Landlord and Tenant agree that the above recitals are true and correct.

2.   Commencement:  The Commencement Date of the Lease shall be August 15, 1997.

3.   Expiration:  The last day of the Term of the Lease (the “Expiration Date”) shall be August 14, 2007.

4.   The dates on which the Base Rent will be adjusted are:

August 15, 1997	$0.00	(Months 1-2)
October 15, 1997	$50,151.00	(Months 3-4)
December 15, 1997	$71,433.75	(Months 5-12)
August 15, 1998	$80,958.25	(Months 13-24)
August 15, 1999	$83,815.60	(Months 25-36)
August 15, 2000	$87,625.40	(Months 37-48)
August 15, 2001	$91,435.20	(Months 49-60)
August 15, 2002	$95,245.00	(Months 61-72)
August 15, 2003	$99,054.80	(Months 73-84)
August 15, 2004	$102,864.60	(Months 85-96)
August 15, 2005	$106,674.40	(Months 97-108)
August 15, 2006	$110,484.20	(Months 109-120)

5.   Effect of Amendment:  Except as modified herein, the terms and conditions of the Lease shall remain unmodified and continue in full force and effect. In the event of any conflict between the terms and conditions of the Lease and this Amendment, the terms and conditions of this Amendment shall prevail.

6.   Definitions:  Unless otherwise defined in this Amendment, all terms not defined in this Amendment shall have the meaning set forth in the Lease.

7.   Authority:  Subject to the provisions of the Lease, this Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns. Each party hereto and the persons signing below warrant that the person signing below on such party’s behalf is authorized to do so and to bind such party to the terms of this Amendment.

8.   The terms and provisions of the Lease are hereby incorporated in this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

TENANT:

InVision Technologies, Inc., a Delaware corporation

By:	/s/ Curt DiSibio

Its:	C.F.O.

Date:	12/15/97

LANDLORD:

WHLNF Real Estate Limited Partnership,
a Delaware limited partnership

By:	Lincoln Property Company Management Services, Inc., as manager and agent for Landlord

By:	/s/ [ILLEGIBLE]
Senior Vice President

Date: